UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2    Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2026, the Company, through a wholly owned subsidiary, borrowed the entire $177.5 million available under a previously reported credit facility secured by certain aircraft in the Company’s fleet. The loans under this facility bear interest at a fixed rate, and provide for quarterly amortizing payments beginning in July 2027 over a term of five to six years depending on aircraft grouping. The proceeds from any drawdowns will be used to support upcoming aircraft deliveries and for general corporate purposes.

In addition, prior to the end of third quarter 2026, the Company, through a wholly owned subsidiary, borrowed $71.8 million under a previously reported $231.0 million credit facility to fund a portion of the pre-delivery payments due to The Boeing Company for certain Boeing 737-MAX aircraft. The loans are payable on or before the delivery of the associated aircraft but no later than March 31, 2028. The loans provide for floating interest rates based on SOFR plus a margin and are secured by a collateral assignment of the purchase contract relating to the associated aircraft. After this drawdown, $159.3 million of the facility remains undrawn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2026	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert Neal
	Name:	Robert Neal
	Title:	President, Chief Financial Officer